                            SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))
[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                               Freeport-McMoRan Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


- -------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
    or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------


    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------



    (4) Proposed maximum aggregate value of transaction:

    ---------------------------------------------------------------------------


    (5) Total fee paid:

    ---------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    ----------------------------------------------------------------------------


    (2) Form, Schedule or Registration Statement No.:

    ---------------------------------------------------------------------------


    (3) Filing Party:

    ---------------------------------------------------------------------------


    (4) Date Filed:

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Notes:

                    [LOGO OF FREEPORT-MCMORAN APPEARS HERE]

                              ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 2, 1995

                              ------------------
                                                                  March 21, 1995

  The Annual Meeting of Stockholders of Freeport-McMoRan Inc. will be held at the office of the corporation, 1615 Poydras Street, New Orleans, Louisiana, on Tuesday, May 2, 1995, at 9:00 a.m., for the following purposes:

    (1) To elect four of the fifteen directors to hold office for three years and until their successors are respectively elected and qualified;

    (2) To ratify the appointment of Arthur Andersen LLP as the independent auditors to audit the financial statements of the corporation and its subsidiaries for the year 1995; and

    (3) To transact such other business as may properly come before the meeting.

  The Board of Directors has fixed March 10, 1995, as the record date for the determination of stockholders entitled to vote at the meeting.

  If you will be unable to attend the meeting, kindly mark, sign, date and return the enclosed proxy. A postage prepaid envelope is enclosed for your use. Prompt response is helpful, and your cooperation will be appreciated.

                                               By Order of the Board of
                                                Directors.

                                               MICHAEL C. KILANOWSKI, JR.
                                               Secretary

                             FREEPORT-MCMORAN INC.
                              1615 POYDRAS STREET
                          NEW ORLEANS, LOUISIANA 70112

  The Annual Report to Stockholders for the year 1994, including financial statements, is being mailed to stockholders together with these proxy materials on or about March 21, 1995.

                                PROXY STATEMENT

  This statement is furnished in connection with a solicitation of proxies by the Board of Directors (the "Board of Directors" or the "Board") of Freeport-McMoRan Inc. (the "Company") to be used at the Annual Meeting of Stockholders of the Company (the "Meeting"), to be held on May 2, 1995.

VOTING PROCEDURE

  Stockholders of record at the close of business on March 10, 1995, will be entitled to vote at the Meeting. On the record date, there were 136,516,816 shares of Common Stock outstanding, and each of such shares will be entitled to one vote at the Meeting.

  The By-Laws of the Company (the "By-Laws") provide that the holders of a majority of the shares of Common Stock of the Company issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting. The By-Laws further provide that directors of the Company shall be elected by a plurality vote and that, except as otherwise provided by statute, the Certificate of Incorporation of the Company, or the By-Laws, all other matters coming before the Annual Meeting shall be decided by the vote of a majority of the number of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereat.

  Votes cast at the Annual Meeting will be counted by the persons appointed by the Company to act as inspectors of election for the Annual Meeting. The inspectors of election will treat shares of Common Stock represented by a properly executed and returned proxy as present at the Annual Meeting for purposes of determining a quorum. Abstentions and broker non-votes with respect to particular proposals will not affect the determination of a quorum. Thus shares of Common Stock pursuant to which abstentions are properly cast will be counted as present for purposes of determining a quorum.

  Directors will be elected by a plurality vote of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting. Accordingly, abstentions and broker non-votes as to the election of directors will have no effect thereon. All other matters to come before the Annual Meeting require the approval of a majority of the shares of Common Stock present and entitled to vote thereat; therefore, abstentions as to particular proposals will have the same effect as votes against such proposals. Broker non-votes as to particular proposals will not, however, be deemed to be a part of the voting power present with respect to such proposals and will not therefore count as votes for or against such proposals and will not be included in calculating the number of votes necessary for approval of such proposals.

  Proxies in the enclosed form are solicited by the Board of Directors of the Company to provide an opportunity to every stockholder to vote on all matters scheduled to come before the Meeting, whether or not he or she attends in person. If proxies in the enclosed form are properly executed and returned, the shares represented thereby will be voted at the Meeting in accordance with stockholder direction. Proxies in the enclosed form will be voted for the election of directors and for the ratification of the appointment of auditors unless contrary specification is made. Any stockholder executing a proxy may revoke that proxy or submit a revised one at any time before it is voted. A stockholder may also attend the Meeting in person and vote by ballot, thereby cancelling any proxy previously given. Except for the election of directors and the ratification of the appointment of auditors, management expects no other matters to be presented for action at the Meeting. If, however, any other matters properly come before the Meeting, the persons named as proxies in the enclosed form of proxy intend to vote in accordance with their judgment on the matters presented.

PROXY SOLICITATION

  The cost of soliciting proxies will be borne by the Company. In addition to solicitations by mail, arrangements have been made for brokers and nominees to send proxy material to their principals, and the Company will reimburse them for their reasonable expenses in doing so. The Company has retained Georgeson & Co. Inc., Wall Street Plaza, New York, New York, to assist it in the solicitation of proxies from brokers and nominees. It is estimated that the fees for the services of that firm will be $8,500; the Company will also reimburse the firm for its reasonable out-of-pocket expenses incurred in connection with providing the services. Certain employees of the Company, who will receive no compensation for their services other than their regular remuneration, may also solicit proxies by telephone, telegram, telex, telecopy, or personal interview.

STOCKHOLDER PROPOSALS

  Any proposal of a stockholder intended to be presented at the Company's 1996 Annual Meeting of Stockholders must be received by the Company for inclusion in the proxy statement and form of proxy for that meeting no later than November 22, 1995.

CORPORATE GOVERNANCE

  The Board of Directors of the Company, which held eight meetings during 1994, has primary responsibility for directing the management of the business and affairs of the Company. The Board currently consists of fifteen members. To provide for effective direction and management of the Company's business, the Board of Directors has established seven committees of the Board, including the Audit Committee, the Nominating Committee, and the Corporate Personnel Committee.

  The Audit Committee reviews the financial statements of the Company and exercises general oversight with respect to the activities of the Company's independent auditors and Controller and related matters. The Audit Committee currently consists of Mr. Day as Chairman, and Messrs. Bruce, Coleman, Harrison, Kissinger, Lackey, and Rankin and Mrs. McDonald, none of whom is an officer or an employee of the Company or any of its subsidiaries. The Audit Committee met three times during 1994.

  The Nominating Committee makes recommendations to the Board concerning the structure of the Board, corporate governance, and proposed new members of the Board and nominates individuals to stand for election as directors. The Nominating Committee will consider recommendations by stockholders of the Company of potential nominees for election as directors. The Secretary of the Company will, upon written request by any stockholder, furnish information concerning the procedures required in connection with such recommendations. The Nominating Committee currently consists of Mr. Rankin, as Chairman, and Messrs. Day, Moffett, Schmidt, and Woods. The Nominating Committee met twice during 1994.

  The Corporate Personnel Committee (sometimes hereinafter referred to as the "Compensation Committee" or the "Committee") reviews and makes recommendations to the Board with respect to management personnel policies, plans and programs and employee and officer compensation. The Corporate Personnel Committee currently consists of Mr. Cunningham, as Chairman, and Messrs. Bruce, Harrison, Putnam, Wharton, and Woods. The Corporate Personnel Committee met five times during 1994.

  Except for Messrs. Schmidt and Woods, each of the present directors attended 75% or more of the 1994 meetings of the Board and of the committees on which he or she served during the periods of his or her Board membership and committee service.

  The address of each member of the Board is c/o Freeport-McMoRan Inc., 1615 Poydras Street, New Orleans, Louisiana 70112.

                             ELECTION OF DIRECTORS

  At the Meeting four directors are to be elected to a three-year term, each to hold office until his or her successor is elected and qualified. The Board of Directors consists of three classes, each of which serves for three years, with one class being elected each year. The persons named in the enclosed form of proxy intend to vote such proxy, unless otherwise directed, for the election of Messrs. Moffett, Putnam, and Rankin and Mrs. McDonald as members of the class to serve until the 1998 Annual Meeting of Stockholders. Messrs. Bruce, Cunningham, Day, Lackey, and Schmidt are members of the class to serve until the 1996 Annual Meeting of Stockholders, and Messrs. Coleman, Harrison, Kissinger, Latiolais, Wharton, and Woods are members of the class to serve until the 1997 Annual Meeting of Stockholders. If, contrary to present expectation, any of the nominees to be elected at the Meeting should become unavailable for any reason, the Board of Directors may reduce the size of the Board or votes may be cast pursuant to the accompanying form of proxy for a substitute nominee designated by the Nominating Committee.

INFORMATION ABOUT NOMINEES AND DIRECTORS

  The following table shows, as of December 31, 1994, the age, principal occupations and employment during the past five years, other directorships and positions with the Company of each of the nominees and directors, and the year in which each such person's present continuous term of office as a director of the Company began. If the year shown is prior to 1981, the person's present continuous term of office as a director of the Company was immediately preceded by a continuous term of office, beginning in such year, as a director of either Freeport Minerals Company ("Freeport") or of the former McMoRan Oil & Gas Co. ("McMoRan"), the predecessor corporations of the Company. Except for Freeport-McMoRan Copper & Gold Inc. ("FCX") and Freeport-McMoRan Resource Partners, Limited Partnership ("FRP"), none of the organizations referred to in such table is an affiliate of the Company.

                               PRINCIPAL OCCUPATIONS,           YEAR PRESENT
       NAME OF                 OTHER DIRECTORSHIPS AND         TERM OF OFFICE
 NOMINEE OR DIRECTOR AGE     POSITIONS WITH THE COMPANY       AS DIRECTOR BEGAN
 ------------------- --- ----------------------------------   -----------------
 Robert W. Bruce III  50 President, The Robert Bruce                1989
                          Management Co., Inc., investment
                          managers. Managing Partner,
                          Steamboat Group, until 1992.
                          President and Chief Investment
                          Officer of The Fund American
                          Companies, Inc., insurance, until
                          1990. Director of McMoRan Oil &
                          Gas Co. ("MOXY")
                          and National Re Corporation.
 Thomas B. Coleman    51 Managing Partner and Chief                 1987
                          Executive Officer, International-
                          Matex Tank Terminals, bulk liquid
                          storage. Director of MOXY.

                                  PRINCIPAL OCCUPATIONS,        YEAR PRESENT
         NAME OF                 OTHER DIRECTORSHIPS AND       TERM OF OFFICE
   NOMINEE OR DIRECTOR    AGE   POSITIONS WITH THE COMPANY    AS DIRECTOR BEGAN
 ------------------------ --- -----------------------------   -----------------
 William H. Cunningham     50 Chancellor of the University          1987
                               of Texas System. President
                               of the University of Texas
                               at Austin until 1992.
                               Director of Jefferson-Pilot
                               Corporation, La Quinta Motor
                               Inns, Inc., MOXY, and each
                               of the members of the John
                               Hancock Advisers, Inc. group
                               of mutual funds.
 Robert A. Day             51 Chairman of the Board of              1984
                               Trust Company of the West.
                               Director of Abex Inc. and
                               MOXY.
 William B. Harrison, Jr.  51 Vice Chairman of Chemical             1992
                               Banking Corporation and its
                               subsidiary, Chemical Bank.
                               Executive Vice President of
                               Chemical Bank until 1990.
                               Director of Chemical Banking
                               Corporation, Dillard
                               Department Stores, Inc., and
                               MOXY.
 Henry A. Kissinger        71 Chairman of the Board and             1988
                               Chief Executive Officer,
                               Kissinger Associates, Inc.,
                               international consultants
                               and consultants to the
                               Company. Director of
                               American Express Company,
                               CBS Inc., and MOXY.
 Bobby Lee Lackey          57 President and Chief Executive         1987
                               Officer of J.S. McManus
                               Produce Company, Inc.,
                               grower of vegetables and
                               shipper of fruits and
                               vegetables. Director of
                               MOXY.
 Rene L. Latiolais         52 President and Chief Operating         1993
                               Officer of the Company.
                               Executive Vice President of
                               the Company until 1993.
                               Senior Vice President of the
                               Company until 1992. Director
                               of FCX and MOXY.
 Gabrielle K. McDonald     52 Judge, International Criminal         1993
                               Tribunal for
                               the Former Yugoslavia, and
                               Distinguished Visiting
                               Professor of Law, Texas
                               Southern University Thurgood
                               Marshall School of
                               Law. Visiting Professor of
                               Law, St. Mary's University
                               School of Law, and of
                               counsel, Walker &
                               Satterthwaite, law firm,
                               until 1993. Shareholder,
                               Matthews & Branscomb, law
                               firm, until 1991. Director
                               of MOXY.

      NAME OF                  PRINCIPAL OCCUPATIONS,           YEAR PRESENT
     NOMINEE OR               OTHER DIRECTORSHIPS AND          TERM OF OFFICE
      DIRECTOR      AGE      POSITIONS WITH THE COMPANY       AS DIRECTOR BEGAN
 ------------------ --- -----------------------------------   -----------------
 James R. Moffett    56 Chairman of the Board, Chief                1969
                         Executive Officer, and member of
                         the Office of the Chairman of the
                         Company. Director of FCX and MOXY.
 George Putnam       68 Chairman of The Putnam Investment           1978
                         Management Company, Inc. and of
                         each of the members of the Putnam
                         group of mutual funds. Director of
                         The Boston Company, Inc., Boston
                         Safe Deposit and Trust Company,
                         General Mills, Inc., Houghton-
                         Mifflin Company, Marsh-McLennan
                         Companies Inc., MOXY, and
                         Rockefeller Group, Inc.
 B.M. Rankin, Jr.    64 Private investor. Consultant to the         1969
                         Company. Director of MOXY.
 Benno C. Schmidt    81 Senior Partner, J.H. Whitney & Co.,         1954
                         private venture capital investment
                         firm. Consultant to the Company.
                         Managing Partner of J.H. Whitney
                         & Co. until 1992. Director of
                         Genetics Institute, Inc., Gilead
                         Sciences, Inc., MOXY, and Vertex
                         Pharmaceuticals Incorporated. Mr.
                         Schmidt was formerly a Director
                         and Chairman of the Board of
                         Vitarine Pharmaceuticals, Inc.,
                         which filed
                         a voluntary petition for
                         bankruptcy under Chapter 11 of the
                         United States Bankruptcy Code with
                         the United States Bankruptcy Court
                         for the Southern District of New
                         York on
                         May 24, 1991.
 J. Taylor Wharton   56 Chairman of the Department of               1992
                         Gynecology at the University of
                         Texas M.D. Anderson Cancer Center.
                         Director of MOXY.
 Ward W. Woods, Jr.  52 President and Chief Executive               1974
                         Officer of Bessemer Securities
                         Corporation, private investment
                         firm, and Managing General Partner
                         in Bessemer Holdings, L.P., an
                         industrial holding company.
                         Chairman of the Board of BCP/Essex
                         Holdings Inc., Overhead Door
                         Corporation, and Stant
                         Corporation, and director of Boise
                         Cascade Corporation, Essex Group,
                         Inc., and MOXY.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  According to (i) the Forms 3 and 4 and any amendments thereto filed pursuant to Section 16(a) of the Securities Exchange Act of 1934 ("Section 16") and furnished to the Company during 1994 by persons subject to Section 16 at any time during 1994 with respect to securities of the Company ("Company Section 16 Insiders"), (ii) the Forms 5 with respect to 1994 and any amendments thereto filed pursuant to Section 16 and furnished to the Company by Company Section 16 Insiders, and (iii) the written representations from certain Company Section 16 Insiders that no Form 5 with respect to the securities of the Company was required to be filed by such Company Section 16 Insider, respectively, with respect to 1994, no Company Section 16 Insider failed to file altogether or timely any Forms 3, 4, or 5 required by Section 16 with respect to the securities of the Company or to disclose on such Forms transactions required to be reported thereon.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

  According to information furnished by each of the directors and executive officers of the Company, the number of shares of the Company's Common Stock ("Company Shares"), the number of shares of FCX Class A Common Stock ("FCX Shares"), and the number of Depositary Units ("FRP Units") representing limited partnership interests in FRP beneficially owned by each of them as of December 31, 1994, was as follows:

                                                   NUMBER OF            NUMBER OF         NUMBER OF
                    NAME OF                      COMPANY SHARES         FCX SHARES        FRP UNITS
                 INDIVIDUAL OR                    BENEFICIALLY         BENEFICIALLY      BENEFICIALLY
               IDENTITY OF GROUP                    OWNED (A)            OWNED (A)         OWNED (A)
               -----------------                 --------------        ------------      ------------
Richard C. Adkerson                                   289,170(b)(c)(d)      5,503(d)             0
Robert W. Bruce III                                   635,198(b)(e)        23,820(b)(e)          0
Thomas B. Coleman                                      75,174(b)(f)        14,557(b)(f)     14,379(b)(f)
William H. Cunningham                                  46,982(b)            1,756(b)           155(b)
Robert A. Day                                          50,922(b)(g)       373,873(b)(g)        124(b)
Charles W. Goodyear                                   284,893(b)(c)(h)          0(h)             0
William B. Harrison, Jr.                                6,700(b)(i)           250(b)(i)          0
Henry A. Kissinger                                     40,086(b)            1,503(b)             0
Bobby Lee Lackey                                       48,203(b)(j)         1,798(b)(j)        203(b)(j)
Rene L. Latiolais                                     640,893(b)(c)        10,372              617(k)
Gabrielle K. McDonald                                     260                   3                0
George A. Mealey                                      388,543(b)(c)        16,594            2,269
James R. Moffett                                    3,551,945(b)(c)(l)     95,302(l)        65,439(l)
George Putnam                                       2,191,516(b)(m)     3,018,456(b)(m)        125(b)
B.M. Rankin, Jr.                                      943,508(b)(n)        77,365(b)(n)      4,141(b)(n)
Benno C. Schmidt                                      729,562(b)           27,349(b)           125(b)
J. Taylor Wharton                                      35,341(b)(o)         4,250(b)(o)        943(o)
Ward W. Woods, Jr.                                    105,942(b)(p)         3,967(b)           125(b)
22 directors and executive officers as a group,
 including those persons named above               10,762,206(q)        3,753,365(q)        96,825(q)

- ---------
(a) Except as otherwise noted, the individuals referred to have sole voting and investment power with respect to such Shares and Units. With the exceptions of Mr. Moffett (who beneficially owns 2.6% of the outstanding Company Shares) and Mr. Putnam (who beneficially owns 1.6% of the outstanding Company Shares and 4.6% of the outstanding FCX Shares), each of the individuals referred to holds less than 1% of the outstanding Company Shares, FCX Shares, and FRP Units, respectively. Mr. Goodyear owns 2,000 Depositary Shares representing Silver-Denominated Preferred Stock of FCX. An affiliate of Mr. Day owns 5 common shares (which is 5%) of the capital stock of Freeport-McMoRan Canada Exploration Inc. and 5 common shares (which is 5%) of the capital stock of Freeport-McMoRan Canada Oil & Gas Inc., the remaining outstanding shares of which are owned by the Company.
(b) Includes Company Shares, FCX Shares, and FRP Units that could be acquired within sixty days after December 31, 1994, upon the exercise of options granted pursuant to the Company's stock option plans, as follows: Mr. Adkerson, 282,087 Company Shares; Mr. Bruce, 25,198 Company Shares and 945 FCX Shares; Mr. Coleman, 45,542 Company Shares, 1,702 FCX Shares, and 125 FRP Units; Mr. Cunningham, 45,542 Company Shares, 1,702 FCX Shares, and 125 FRP Units; Mr. Day, 40,414 Company Shares, 1,512 FCX Shares, and 62 FRP Units; Mr. Goodyear, 282,087 Company Shares; Mr. Harrison, 2,500 Company Shares and 94 FCX Shares; Mr. Kissinger, 35,286 Company Shares and 1,323 FCX Shares; Mr. Lackey, 45,542 Company Shares, 1,702 FCX Shares, and 125 FRP Units; Mr. Latiolais, 454,898 Company Shares; Mr. Mealey, 362,729 Company Shares; Mr. Moffett, 2,016,805 Company Shares; Mr. Putnam, 45,542 Company Shares, 1,702 FCX Shares, and 125 FRP Units; Mr. Rankin, 45,542 Company Shares, 1,702 FCX Shares, and 125 FRP Units; Mr. Schmidt, 45,542 Company Shares, 1,702 FCX Shares, and 125 FRP Units; Mr. Wharton, 2,500 Company Shares and 94 FCX Shares; Mr. Woods, 45,542 Company Shares, 1,702 FCX Shares, and 125 FRP Units; all directors and executive officers as a group (21 persons), 4,348,531 Company Shares, 15,882 FCX Shares, and 937 FRP Units.
(c) Includes Company Shares held by the trustee under the Company's Employee Capital Accumulation Program, as follows: Mr. Adkerson, 3,423 Company Shares; Mr. Goodyear, 2,742 Company Shares; Mr. Latiolais, 16,022 Company Shares; Mr. Mealey, 9,914 Company Shares; Mr. Moffett, 23,742 Company Shares; all directors and executive officers as a group (8 persons), 85,373 Company Shares.
(d) Includes 776 Company Shares that may be acquired upon the conversion of 6.55% Convertible Subordinated Notes due January 15, 2001 of the Company ("Company Notes") held in trust for the benefit of Mr. Adkerson, 2,884 Company Shares that may be acquired upon the conversion of Zero Coupon Convertible Subordinated Debentures due 2006 of the Company ("Company Debentures") held in trust for the benefit of Mr. Adkerson, and 5,503 FCX Shares held in trust for the benefit of Mr. Adkerson.

(e) Includes 600,000 Company Shares and 22,500 FCX Shares held by a limited partnership with respect to which Mr. Bruce has shared voting and investment power.
(f) Includes a total of 27,762 Company Shares, 12,786 FCX Shares, and 7,500 FRP Units held by three trusts established for the benefit of Mr. Coleman's three daughters with respect to which Mr. Coleman holds sole voting and investment power but with respect to which he disclaims beneficial ownership. Includes a total of 6,754 FRP Units held for the benefit of such trusts by the custodian under FRP's Depositary Unit Reinvestment Plan with respect to which Mr. Coleman holds sole voting and investment power but with respect to which he disclaims beneficial ownership.
(g) Includes 5,400 Company Shares and 180 FCX Shares held by accounts and funds managed by affiliates of a corporation of which Mr. Day is the chief executive officer and in which he is a stockholder. Mr. Day has shared voting and investment power with respect to such Shares but disclaims beneficial ownership thereof. Includes 371,992 FCX Shares that may be acquired upon the conversion of Depositary Shares representing Step-Up Convertible Preferred Stock of FCX ("FCX Step-Up Convertible Preferred Stock") held by accounts and funds managed by affiliates of such corporation with respect to which Mr. Day holds shared voting and investment power but with respect to which he disclaims beneficial ownership. Mr. Day is a beneficiary of a trust that holds 600,000 Company Shares and 22,500 FCX Shares. Mr. Day has no voting or investment power with respect to such Shares and disclaims beneficial ownership thereof.
(h) See note (a) above. Includes 64 Company Shares held in a retirement trust for the benefit of Mr. Goodyear.
(i) Includes 1,200 Company Shares and 45 FCX Shares owned by Mr. Harrison's wife.
(j) Includes 1,434 Company Shares, 51 FCX Shares, and 25 FRP Units held in a retirement trust for the benefit of Mr. Lackey, 383 Company Shares held for the benefit of Mr. Lackey by the custodian under the Company's Automatic Stock Purchase Plan, and 53 FRP Units held for the benefit of Mr. Lackey by the custodian under FRP's Depositary Unit Reinvestment Plan.
(k) Includes 483 FRP Units held for the benefit of Mr. Latiolais by the custodian under FRP's Depositary Unit Reinvestment Plan.
(l) Includes a total of 85,140 Company Shares, 30,149 FCX Shares, and 25,839
    FRP Units held for the benefit of two trusts created by Mr. Moffett for the benefit of his two children, who are adults. An executive officer of the Company and another individual, as co-trustees of the two trusts, have sole voting and investment power with respect to such Shares and Units held for the benefit of such trusts but have no beneficial interest therein. Mr. Moffett and such executive officer disclaim beneficial ownership of such Shares and Units held for the benefit of such trusts. Includes a total of 214,648 Company Shares, 21,959 FCX Shares, and 39,600 FRP Units held for the benefit of a trust with respect to which Mr. Moffett and an executive officer of the Company, as co-trustees of such trust, have sole voting and investment power but have no beneficial interest therein. Mr. Moffett and such executive officer disclaim beneficial ownership of such Shares and Units held for the benefit of such trust. Includes a total of 88,000 Company Shares and 675 FCX Shares held for the benefit of a trust created by Mr. Moffett for the benefit of an educational fund and his two children, who are adults. An executive officer of the Company and another individual, as co-trustees of such trust, have sole voting and investment power with respect to such Company Shares held for the benefit of such trust but have no beneficial interest therein. Mr. Moffett and such executive officer disclaim beneficial ownership of such Company Shares held for the benefit of such trust.
(m) Includes 3,230 Company Shares and 120 FCX Shares held by a charitable trust with respect to which Mr. Putnam holds as co-trustee shared voting and investment power but with respect to which he disclaims beneficial ownership. Includes 2,000 Company Shares and 50 FCX Shares held by a trust with respect to which Mr. Putnam holds as trustee sole voting and investment power. Includes 1,573,400 Company Shares and 2,045,810 FCX
    Shares held by mutual funds with respect to which Mr. Putnam holds shared voting and investment power but with respect to which he disclaims beneficial ownership. Includes 389,429 Company Shares that may be acquired upon the conversion of $4.375 Convertible Exchangeable Preferred Stock of the Company ("Company Preferred Stock"), 164,407 Company Shares that may be acquired upon the conversion of Company Debentures, and 970,270 FCX Shares that may be acquired upon the conversion of FCX Step-Up Convertible Preferred Stock held by such mutual funds with respect to which Mr. Putnam holds shared voting and investment power but with respect to which he disclaims beneficial ownership.
(n) Includes 3,340 FCX Shares that may be acquired upon the conversion of FCX Step-Up Convertible Preferred Stock. Includes 346,992 Company Shares,
    45,062 FCX Shares, and 4,000 FRP Units with respect to which Shares and Units Mr. Rankin has under a power of attorney sole voting and investment power but with respect to which he disclaims beneficial ownership. Includes 6,680 FCX Shares that may be acquired upon the conversion of FCX Step-Up Convertible Preferred Stock with respect to which Mr. Rankin has under powers of attorney sole voting and investment power but with respect to which he disclaims beneficial ownership. Includes 16 FRP Units held by the custodian under FRP's Depositary Unit Reinvestment Plan with respect to which Mr. Rankin has under a power of attorney voting and investment power but with respect to which he disclaims beneficial ownership.
(o) Includes 420 FCX Shares held in a retirement trust for the benefit of Mr. Wharton, 9,130 Company Shares and 2,853 FCX Shares held by Mr. Wharton's wife, 160 FCX Shares held in a retirement trust for the benefit of Mr. Wharton's wife, and a total of 4,736 Company Shares and 249 FCX Shares held by Mr. Wharton as custodian for his daughters. Includes Company Shares held by the custodian under the Company's Automatic Stock Purchase Plan as follows: 4,393 Company Shares for the benefit of Mr. Wharton, 3,591 Company Shares for the benefit of Mr. Wharton's wife, and a total of 2,047 Company Shares for the benefit of

    Mr. Wharton as custodian for his daughters. Includes FRP Units held by the custodian under FRP's Depositary Unit Reinvestment Plan as follows: 409 Units for the benefit of Mr. Wharton, 284 Units for the benefit of Mr. Wharton's wife, and a total of 250 Units for the benefit of Mr. Wharton as custodian for his daughters.
(p) Includes 17,500 Company Shares held by a charitable foundation with respect to which Mr. Woods holds shared voting and investment power but with respect to which he disclaims beneficial ownership.
(q) See notes (b) through (p) above. Includes 1,516 Company Shares, 8,474 FCX Shares, and 6 FRP Units held in trust for the benefit of one of the executive officers, 92 Company Shares and a total of 2,183 FCX Shares held by or in trust for the benefit of the spouse of such executive officer as to which beneficial ownership is disclaimed, and a total of 2,300 Company Shares and 14,544 FCX Shares held by such executive officer as custodian as to which beneficial ownership is disclaimed. These total numbers represent approximately 7.6% of the outstanding Company Shares, approximately 5.6% of the outstanding FCX Shares, and less than 1% of the outstanding FRP Units.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  According to information furnished by each of the persons known to the Company to be a beneficial owner of more than five percent of Company Shares, the number of Company Shares beneficially owned by each of them as of December 31, 1994, was as follows:

                                             NUMBER OF
                                           COMPANY SHARES   PERCENT
         NAME AND ADDRESS OF PERSON      BENEFICIALLY OWNED OF CLASS
         --------------------------      ------------------ --------
      Oppenheimer Group, Inc.              25,418,352(a)      18.5%
       Oppenheimer Tower
       World Financial Center
       New York, New York 10281
      The Capital Group Companies, Inc.    10,251,900(b)       7.4%
       333 South Hope Street
       Los Angeles, California 90071

- --------
(a) Oppenheimer Group, Inc. has, indirectly through subsidiaries, shared voting and investment power as to all 25,418,352 Company Shares. Oppenheimer Group, Inc. disclaims beneficial ownership of all 25,418,352 Company Shares.
(b) The Capital Group Companies, Inc. has, indirectly through five subsidiaries, sole voting power as to 5,933,140 of such Company Shares and sole investment power as to all 10,251,900 Company Shares. Of such 10,251,900 Company Shares, 724,300 may be acquired upon the conversion of Company Preferred Stock and 517,840 may be acquired upon the conversion of Company Debentures. The Capital Group Companies, Inc. disclaims beneficial ownership of all 10,251,900 Company Shares.

COMPENSATION OF DIRECTORS AND RELATED TRANSACTIONS

  Each director who is not an officer of the Company or its subsidiaries receives a fee of $1,000 for attendance at each meeting of the Board or any of its committees and an annual fee consisting of (i) $25,000 for serving on the Board (the "standard portion of the annual fee"), (ii) $3,000 for each committee of which he or she is a member, and (iii) $3,000 for each committee of which he or she is the chairman. Directors who are also officers of the Company or its subsidiaries receive a $1,000 fee for each Board meeting that they attend, but they are not entitled to an annual fee or to fees for attendance at meetings of committees of the Board.

  The additional taxable income recognized by Messrs. Bruce, Coleman, and Kissinger for their nonbusiness use in 1994 of aircraft owned or leased by the Company was approximately $627, $6,698, and $1,353, respectively.

  In addition to the cash compensation referred to above, Mr. Rankin received during 1994 certain other compensation consisting of reimbursement for a portion of his office rent and the services of an executive secretary employed by the Company. The aggregate amount of such compensation in 1994 was $76,187.

  The Company and Mr. Rankin entered into an agreement pursuant to which Mr. Rankin renders from time to time services to the Company relating to finance, accounting, and business development. In consideration for such services, the Company pays Mr. Rankin an annual retainer totalling $56,000.

  The Company and a corporation wholly owned by Mr. Rankin have entered into an arrangement whereby the Company is entitled to the use of a Cessna Citation S/II aircraft in which such corporation has an interest. Under the arrangement, the Company has agreed to pay such corporation charges, assessments, and an annual fee that are directly related to the Company's use of the plane and a fixed monthly fee. In 1994 the Company paid such corporation $138,720 under this arrangement.

  Kissinger Associates, Inc. ("Kissinger Associates"), a corporation of which Mr. Kissinger is Chairman of the Board and the sole stockholder, provides to the Company advice and consultation on world political, economic, strategic, and social developments affecting the Company's affairs. As compensation for such services, the Company has agreed to pay Kissinger Associates $200,000 per annum and all reasonable out-of-pocket expenses incurred in connection with providing such services.

  Kissinger Associates also provides to the Company consulting and related advisory services of Mr. Kissinger on international matters. The Company paid Kissinger Associates $400,000 for services in 1994 under this additional arrangement.

  The Company and Mr. Schmidt entered into an agreement pursuant to which Mr. Schmidt renders from time to time services to the Company with respect to technical, business, and governmental activities. In consideration for such services, the Company pays Mr. Schmidt an annual retainer of $100,000.

  The Company and a corporation wholly owned by Mr. Schmidt have entered into an arrangement whereby the Company is entitled to the use of a Jetstar II aircraft owned by such corporation. Under the arrangement, the Company has agreed to bear 40% of all actual costs incurred in connection with the operation of the aircraft other than fuel costs, the obligation for which is determined by the Company's actual percentage use of the plane. In 1994 the Company incurred $400,029 in costs under this arrangement.

  In recognition of the services of Mr. Moffett as Chairman of the Board of the Company, and to enhance the probability that such services will continue in the future, the Company made a non-interest bearing, non-transferable demand loan to him in 1988. The balance as of January 1, 1994, of the principal amount on such loan was $1,080,000. As additional compensation for services, the Company forgave in 1994 $270,000 of the principal amount of such loan. The remaining balance as of December 31, 1994, of the principal amount on such loan was $810,000.

  John G. Amato, who was appointed General Counsel of the Company by the Board in 1989, is not an employee of the Company. Under his arrangement with the Company, Mr. Amato is furnished with an office suite in the Company headquarters, certain office equipment, and the services of an executive secretary employed by the Company. In consideration for the legal services rendered to the Company and its subsidiaries and affiliates, Mr. Amato was paid $1,000,000. The Company provides Mr. Amato with financial counseling services; the amount of such compensation in 1994 was $19,000. The additional taxable income recognized by Mr. Amato for his nonbusiness use in 1994 of the aircraft owned or leased by the Company was approximately $489. The amount of matching gifts made by the Company in regard to Mr. Amato during 1994 under the Matching Gifts Program of the Company was $20,000.

PLAN FOR DEFERRAL OF DIRECTORS' FEES

  Under the 1991 Plan for Deferral of Directors' Fees (the "Deferral Plan"), a participating director may elect to defer the payment of either or both such participant's annual fees and such participant's attendance fees for services as a member of the Board and any committee of the Board. The deferred amounts are, at the direction of the participant, credited to one or two accounts in specified percentages. Fees credited to the deferred cash account earn interest at a rate equal to the prime lending rate announced from time to time by The Chase Manhattan Bank, N.A., compounded quarterly. Fees credited to the deferred stock account are converted to stock units, which are related to Company Shares and earn dividend equivalents, which are related to dividends on Company Shares. Dividend equivalents so credited are converted into additional stock units, determined on the basis of the fair market value of Company Shares. One or more cash payments of the total amounts credited to a participant's accounts will be made following the cessation of the participant's service as a director of the Company, in accordance with a payment schedule selected by the participant.

RETIREMENT PLAN FOR NON-OFFICER DIRECTORS

  The Company has a retirement plan for the benefit of non-officer directors age sixty-five or over who have completed five or more years of service on the Board. Under the retirement plan, an eligible Board member will be entitled to an annual benefit equal to a percentage of the standard portion of the annual fee for a Board member at the time of his or her retirement. The amount of such percentage, which would be at least 50% but not greater than 100%, will depend on the number of years the retiree served as a non-officer member of the Board and the number of years, if any, the retiree served as a non-officer member of the board of Freeport or McMoRan prior to April 7, 1981. The benefit would be payable from the date of retirement until the retiree's death.

STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

  Each present director of the Company who is not an employee of the Company is an "Eligible Director" for the grant of options under the 1988 Stock Option Plan for Non-Employee Directors (the "1988 Plan"). On May 1 of each year through 1997, each individual who is on such date an Eligible Director will be granted a nonqualified option to purchase 10,000 Company Shares at 100% of the fair market value of Company Shares on the date of such grant. All options granted under the 1988 Plan expire ten years and two days after their respective dates of grants.

  On May 1, 1994, each of the directors of the Company other than Messrs. Latiolais and Moffett were granted under the 1988 Plan an option for 10,000 Company Shares at an original option price of $19.125. In 1994 none of the directors exercised options granted under the 1988 Plan.

DIRECTORS' CHARITABLE GIFT PROGRAM

  Under the Directors' Charitable Gift Program of the Company, each of the directors of the Company is entitled to designate no more than four eligible charities to receive a charitable donation in the aggregate amount of $1,000,000 from the Company upon such director's death, provided the termination of such director's service occurs as a result of death, disability, retirement, or a change in the composition of the Board after certain corporate transactions. Eligible charities include educational institutions, educational associations, educational funds, cultural institutions, social service community organizations, hospital organizations, and environmental organizations. General Company assets and life insurance policies on the lives of the directors, which policies are purchased and owned by the Company, will provide the funding for the charitable gifts to be made under the Directors' Charitable Gift Program.

MATCHING GIFTS PROGRAM

  The Matching Gifts Program of the Company is available to the directors, full-time consultants, and employees of the Company. Under the Matching Gifts Program, the Company will match gifts made by a participant to eligible institutions including educational institutions, educational associations, educational funds, cultural institutions, social service community organizations, hospital organizations, and environmental organizations. Such gifts are made by the Company directly to the institution. Gifts made by a director to an eligible institution not in excess of $1,000 will be double matched by the Company, and gifts made by any other participant to an eligible institution not in excess of $500 will be double matched by the Company. The annual amount of matching gifts made by the Company in regard to a director may not exceed $40,000, and the annual amount of matching gifts made by the Company in regard to any other participant may not exceed $20,000. The amounts of the matching gifts made by the Company in 1994 in regard to each of the participating directors were as follows: $38,000 for Mr. Bruce, $39,778 for Mr. Coleman, $14,593 for Mr. Cunningham, $40,000 for Mr. Day, $10,500 for Mr. Harrison, $34,500 for Mr. Kissinger, $4,500 for Mr. Lackey, $4,849 for Mr. Latiolais, $40,000 for Mr. Moffett, $40,000 for Mr. Putnam, $33,250 for Mr. Rankin, and $40,000 for Mr. Woods.

COMPENSATION OF EXECUTIVE OFFICERS

  The following table shows plan and non-plan compensation awarded to, earned by, or paid to the chief executive officer of the Company and each of the four most highly compensated executive officers of the Company other than such chief executive officer who served as executive officers of the Company at the end of 1994 (collectively, the "Named Executive Officers") for all services rendered in all capacities to the Company and its subsidiaries in 1994, 1993, and 1992.

                           SUMMARY COMPENSATION TABLE

                                                                        LONG TERM COMPENSATION
                                                                 ------------------------------------
                                  ANNUAL COMPENSATION                    AWARDS            PAYOUTS
                        ---------------------------------------- ---------------------- -------------
         (A)            (B)     (C)       (D)          (E)           (F)        (G)          (H)             (I)
                                                                             SECURITIES
                                                                 RESTRICTED  UNDERLYING
       NAME AND                                   OTHER ANNUAL      STOCK     OPTIONS/      LTIP          ALL OTHER
  PRINCIPAL POSITION    YEAR SALARY($) BONUS($)  COMPENSATION($) AWARD(S)($)  SARS(#)   PAYOUTS($)(1)  COMPENSATION($)
  ------------------    ---- --------- --------- --------------- ----------- ---------- -------------  ---------------
James R. Moffett,       1994 1,250,000 3,149,900   538,418(2)          0            0       566,500      83,553(3)
 Chairman of the        1993   661,500         0   543,999(2)          0            0       791,000      48,332(3)
 Board and Chief        1992   661,500   875,000   646,635(2)          0      750,000     3,497,058(4)   45,796(3)
 Executive Officer
Rene L. Latiolais,      1994   700,000 2,263,900    85,464(5)          0            0       226,600      44,303(6)
 President and Chief    1993   325,000   300,000   410,734(5)          0      124,200       316,400      23,992(6)
 Operating Officer      1992   279,583   400,000     9,678(5)          0      450,000     1,057,739(7)   15,285(6)
George A. Mealey,       1994   600,000 1,476,500     7,731(8)          0            0       226,600      35,790(9)
 Executive Vice         1993   300,000   250,000    10,255(8)          0            0       158,200      22,984(9)
 President              1992   270,833   400,000    81,625(8)          0      450,000       187,800      19,763(9)
Richard C. Adkerson,    1994   500,000 1,476,500     8,914(10)         0      110,100       113,300      31,830(11)
 Senior Vice President  1993   250,000   200,000     8,776(10)         0       82,800       158,200      28,367(11)
 and Chief Financial    1992   250,000   150,000     6,235(10)         0      150,000       187,800      13,731(11)
 Officer
Charles W. Goodyear,    1994   500,000 1,476,500     6,113(12)         0      110,100       113,300      23,250(13)
 Senior Vice President  1993   250,000   200,000     4,415(12)         0       82,800       158,200      12,500(13)
 and Chief Investment   1992   250,000   150,000     2,370(12)         0      150,000       187,800      12,500(13)
 Officer

- ---------
(1) In 1987 the Company granted for the last time performance units pursuant to a long-term incentive plan adopted in 1981 (the "1981 LTIP"), under which amounts were credited during a six-year period. In 1988 the Company granted for the first time performance units pursuant to a long-term incentive plan adopted in 1987 (the "1987 LTIP"), under which amounts are credited during a shorter, four-year period. Thus, as a result of the reduction of the period during which credits are made with respect to units, those executive officers fully participating in both the 1981 LTIP and the 1987 LTIP received payouts under both plans in 1992, as reflected in certain of the amounts set forth in column (h) of this table for such years (see notes (4) and (7) below). The last payouts under the 1981 LTIP were made with respect to 1992; therefore, the executive officers of the Company will no longer receive credits and payouts under the 1981 LTIP.
(2) These reported amounts for 1994, 1993, and 1992 consist, respectively, of
    (i) $38,398, $23,471, and $23,730, which were the amounts paid by the Company to or on behalf of Mr. Moffett during 1994, 1993, and 1992, respectively, for taxes in connection with certain benefits provided by the Company to Mr. Moffett, and (ii) $500,020, $520,528, and $622,905, which were the total amounts of the perquisites provided by the Company to Mr. Moffett in 1994, 1993, and 1992, respectively. Such perquisites for 1994, 1993, and 1992 consist, respectively, of (a) $270,000, $270,000, and
    $270,000, which were the portions of the principal amount of a non-interest bearing loan to Mr. Moffett from the Company that were forgiven in 1994, 1993, and 1992, respectively, (b) $80,793, $92,925, and $125,723, which were the amounts of the imputed interest in 1994, 1993, and 1992, respectively, on such loan to Mr. Moffett from the Company, (c) $40,000, $40,000, and $40,000, which were the amounts of matching gifts made by the Company in regard to Mr. Moffett during 1994, 1993, and 1992, respectively, under the Matching Gifts Program of the Company, (d) $19,000, $19,000, and $19,000, which were the amounts paid by the Company during 1994, 1993, and 1992, respectively, for financial counseling and tax return preparation and certification services provided to Mr. Moffett, and (e) $90,227, $98,603, and $168,182, which were the amounts of the additional federal income recognized for federal income tax purposes by Mr. Moffett for his use of the Company's aircraft in 1994, 1993, and 1992, respectively.
(3) These reported amounts for 1994, 1993, and 1992 consist, respectively, of
    (i) $60,766, $33,075, and $33,075, which were the aggregate amounts of contributions made by the Company in 1994, 1993, and 1992, respectively, to the accounts of Mr. Moffett under defined contribution plans of the Company; (ii) $15,787, $8,257, and $7,721, which were the amounts of the insurance premiums paid by the Company in 1994, 1993, and 1992, respectively, with respect to an individual universal life insurance policy for the benefit of Mr. Moffett; and (iii) $7,000, $7,000, and $5,000, which were the amounts of the fees paid by the Company in 1994, 1993, and 1992, respectively, to Mr. Moffett for attendance at Board meetings.
(4) Of the amount reported for 1992, $2,558,058 was paid to Mr. Moffett under the 1981 LTIP and $939,000 was paid to Mr. Moffett under the 1987 LTIP.
(5) These reported amounts for 1994, 1993, and 1992 consist, respectively, of
    (i) $23,402, $410,734, and $9,678, which were the amounts paid by the Company to or on behalf of Mr. Latiolais during 1994, 1993, and 1992, respectively, for taxes in connection with certain benefits provided by the Company to Mr. Latiolais, including, with respect to 1993 only, $395,533 in "tax-offset payments" made by the Company to Mr. Latiolais upon the exercise of Company stock options by Mr. Latiolais in 1993, and, with respect to 1994 only, (ii) $62,062, which was the total amount of the perquisites provided by the Company to Mr. Latiolais in 1994. Such perquisites for 1994 consist of (a) $4,849, which was the amount of matching gifts made by the Company in regard to Mr. Latiolais during 1994 under the Matching Gifts Program of the Company, (b) $20,360, which was the amount paid by the Company during 1994 for financial counseling and tax return preparation and certification services provided to Mr. Latiolais, and (c) $36,853, which was the amount of the additional federal income recognized for federal income tax purposes by Mr. Latiolais for his use of the Company's aircraft in 1994. These reported amounts for 1993 and 1992 do not include the total amounts of the perquisites provided by the Company to Mr. Latiolais in 1993 and 1992, respectively, which were less than $50,000 in each such year.
(6)  These reported amounts for 1994, 1993, and 1992 consist, respectively, of
     (i) $33,273, $16,250, and $13,980, which were the aggregate amounts of contributions made by the Company in 1994, 1993, and 1992, respectively, to the accounts of Mr. Latiolais under defined contribution plans of the Company; (ii) $5,030, $3,742, and $1,305, which were the amounts of the insurance premiums paid by the Company in 1994, 1993, and 1992, respectively, with respect to an individual universal life insurance policy for the benefit of Mr. Latiolais; and, with respect to 1994 and 1993 only,
     (iii) $6,000 and $4,000, which were the amounts of the fees paid by the Company in 1994 and 1993, respectively, to Mr. Latiolais for attendance at Board meetings.
(7) Of the amount reported for 1992, $682,139 was paid to Mr. Latiolais under the 1981 LTIP and $375,600 was paid to Mr. Latiolais under the 1987 LTIP.
(8) These reported amounts for 1994, 1993, and 1992 are, respectively, the aggregate amounts paid by the Company to or on behalf of Mr. Mealey during 1994, 1993, and 1992, respectively, for taxes in connection with certain benefits provided by the Company to Mr. Mealey, including, with respect to 1992 only, $74,273 in "tax-offset payments" made by the Company to Mr. Mealey upon the exercise of Company stock options by Mr. Mealey in 1992. These reported amounts for 1994, 1993, and 1992 do not include the total amounts of the perquisites provided by the Company to Mr. Mealey in 1994, 1993, and 1992, respectively, which were less than $50,000 in each such year.
(9)  These reported amounts for 1994, 1993, and 1992 consist, respectively, of
     (i) $28,263, $15,001, and $13,542, which were the aggregate amounts of contributions made by the Company in 1994, 1993, and 1992, respectively, to the accounts of Mr. Mealey under defined contribution plans of the Company, and (ii) $7,527, $7,983, and $6,221, which were the amounts of the insurance premiums paid by the Company in 1994, 1993, and 1992, respectively, with respect to an individual universal life insurance policy for the benefit of Mr. Mealey.
(10) These reported amounts for 1994, 1993, and 1992 are, respectively, the aggregate amounts paid by the Company to or on behalf of Mr. Adkerson during 1994, 1993, and 1992, respectively, for taxes in connection with certain benefits provided by the Company to Mr. Adkerson. These reported amounts for 1994, 1993, and 1992 do not include the total amounts of the perquisites provided by the Company to Mr. Adkerson in 1994, 1993, and 1992, respectively, which were less than $50,000 in each such year.
(11) These reported amounts for 1994, 1993, and 1992 consist, respectively, of
     (i) $23,250, $12,500, and $12,500, which were the aggregate amounts of contributions made by the Company in 1994, 1993, and 1992, respectively, to the accounts of Mr. Adkerson under defined contribution plans of the Company; (ii) $1,180, $1,317, and $1,231, which were the amounts of the insurance premiums paid by the Company in 1994, 1993, and 1992, respectively, with respect to an individual universal life insurance policy for the benefit of Mr. Adkerson; and, with respect to 1994 and 1993 only, (iii) $7,400 and $14,550, which were the amounts of the scholarships provided by the Company in 1994 and 1993, respectively, for the benefit of one or more of Mr. Adkerson's sons.
(12) These reported amounts for 1994, 1993, and 1992 are, respectively, the aggregate amounts paid by the Company to or on behalf of Mr. Goodyear during 1994, 1993, and 1992, respectively, for taxes in connection with certain benefits provided by the Company to Mr. Goodyear. These reported amounts for 1994, 1993, and 1992 do not include the total amounts of the perquisites provided by the Company to Mr. Goodyear in 1994, 1993, and 1992, respectively, which were less than $50,000 in each such year.
(13) These reported amounts for 1994, 1993, and 1992 consist, respectively, of the aggregate amounts of contributions made by the Company in 1994, 1993, and 1992, respectively, to the accounts of Mr. Goodyear under defined contribution plans of the Company.

  The following table sets forth information with respect to all stock options and freestanding stock appreciation rights ("SARs") granted in 1994 by the Company to each of the Named Executive Officers.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                         GRANT DATE
                           INDIVIDUAL GRANTS                               VALUE
- ------------------------------------------------------------------------ ----------
        (A)                (B)            (C)         (D)         (E)        (F)
                        NUMBER OF     % OF TOTAL
                       SECURITIES    OPTIONS/SARS
                       UNDERLYING     GRANTED TO  EXERCISE OR            GRANT DATE
                      OPTIONS/SARS   EMPLOYEES IN     BASE    EXPIRATION  PRESENT
       NAME          GRANTED (#) (I) FISCAL YEAR  PRICE($/SH)    DATE    VALUE $(II)
       ----          --------------- ------------ ----------- ---------- ----------
James R. Moffett               0          --             --          --         --
Rene L. Latiolais              0          --             --          --         --
George A. Mealey               0          --             --          --         --
Richard C. Adkerson      110,100         7.7%      $19.4375    05/03/04   $170,655
Charles W. Goodyear      110,100         7.7%      $19.4375    05/03/04   $170,655

- ---------
(i) Each of the stock options and SARs granted in 1994 by the Company to the Named Executive Officers is not immediately exercisable. Twenty-five percent of the number of stock options or SARs covered by each such grant will become exercisable on the first, second, third, and fourth anniversaries of the respective date of grant thereof. Such stock options and SARs will, however, become immediately exercisable in their entirety at such time as there shall be a "Change in Control" in the Company, as that term is defined in the agreements evidencing such stock options and SARs. Each of the stock options granted in 1994 by the Company to the Named Executive Officers has an equal number of "Limited Rights" granted in tandem therewith. Each such "Limited Right" may be exercisable only for a limited period in the event of any tender offer, exchange offer, or series of purchases or other acquisitions, or any combination of those transactions, as a result of which more than 40% of the Company Shares outstanding are acquired in such offer. Each such "Limited Right" entitles the holder thereof to receive an amount in cash equal to the excess of the highest price paid in such offer over the exercise price of the stock option with which it is in tandem.
(ii) The Black-Scholes option pricing model was used to determine the grant date present value of the stock options and SARs granted in 1994 by the Company to the Named Executive Officers. Under the Black-Scholes option pricing model, the grant date present value of each stock option and SAR referred to in the table was calculated to be $1.55. The following facts and assumptions were used in making such calculation: (i) an unadjusted exercise price of $19.4375 for each such stock option and SAR; (ii) a fair market value of $19.4375 for one Company Share on the date of grant; (iii) a dividend yield of 9.71%, derived from dividing (x) $1.8875, which was the value of the dividend paid on one Company Share in 1994, by (y) $19.4375, which was the fair market value of one Company Share on the date of grant; (iv) a stock option or SAR term of 10 years; (v) a stock volatility of 22.26%, based on an analysis of weekly closing stock prices of Company Shares and dividends paid on Company Shares during the three-year period prior to the date of grant; and (vi) an assumed risk-free interest rate of 7.38%, which is equivalent to the yield on a ten-year treasury note on the date of grant. No other discounts or restrictions related to vesting or the likelihood of vesting of stock options or SARs were applied. The resulting grant date present value of $1.55 for each stock option and SAR was multiplied by the total number of stock options and SARs granted to each of the Named Executive Officers to determine the total grant date present value of such stock options and SARs granted to each Named Executive Officer, respectively.

  The following table sets forth information with respect to any exercises of Company stock options and SARs in 1994 by each of the Named Executive Officers and all outstanding Company stock options and SARs held by each of the Named Executive Officers as of December 31, 1994.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

             (A)                (B)           (C)           (D)            (E)
                                                        NUMBER OF
                                                        SECURITIES      VALUE OF
                                                        UNDERLYING    UNEXERCISED
                                                       UNEXERCISED    IN-THE-MONEY
                                                       OPTIONS/SARS   OPTIONS/SARS
                                                      AT FY-END (#)   AT FY-END($)

                          SHARES ACQUIRED    VALUE     EXERCISABLE/   EXERCISABLE/
            NAME          ON EXERCISE(#)  REALIZED($) UNEXERCISABLE* UNEXERCISABLE*
            ----          --------------- ----------- -------------- --------------
     James R. Moffett             0            --       3,025,203      $9,937,928
                                                          400,283*     $   41,309*
     Rene L. Latiolais            0            --         685,465      $1,288,846
                                                          309,600*     $  135,356*
     George A. Mealey             0            --         539,801      $  576,093
                                                          240,170*     $   24,785*
     Richard C. Adkerson          0            --         425,208      $  866,563
                                                          263,863*     $   83,246*
     Charles W. Goodyear          0            --         403,671      $  811,010
                                                          263,863*     $   83,246*

  The following table sets forth information with respect to all long-term incentive plan awards made in 1994 by the Company to each of the Named Executive Officers.

             LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

                                                         ESTIMATED FUTURE PAYOUTS
                                                    UNDER NON-STOCK PRICE-BASED PLANS
                                                  --------------------------------------
           (A)               (B)          (C)          (D)          (E)          (F)
                                      PERFORMANCE
                                       OR OTHER
                          NUMBER OF     PERIOD
                        SHARES, UNITS    UNTIL
                          OR OTHER    MATURATION   THRESHOLD      TARGET      MAXIMUM
          NAME            RIGHTS (#)   OR PAYOUT  ($ OR #)(II) ($ OR #)(II) ($ OR #)(II)
          ----          ------------- ----------- ------------ ------------ ------------
   James R. Moffett       100,000(i)   12/31/97       N/A        $648,000       N/A
   Rene L. Latiolais       75,000(i)   12/31/97       N/A        $486,000       N/A
   George A. Mealey        40,000(i)   12/31/97       N/A        $259,200       N/A
   Richard C. Adkerson     40,000(i)   12/31/97       N/A        $259,200       N/A
   Charles W. Goodyear     40,000(i)   12/31/97       N/A        $259,200       N/A

- ---------
(i) This amount is the number of performance units covered by the performance award granted in 1994 by the Company to such Named Executive Officer, which performance units were credited to the performance award account of such Named Executive Officer. The performance award account of such Named Executive Officer will be credited, as of December 31 of each year, with an amount equal to the "Annual Earnings Per Share" (or "Net Loss Per Share") of the Company's common stock for that year multiplied by the number of performance units then credited to such performance award account. For purposes of determining "Annual Earnings Per Share" or "Net Loss Per Share," the net income or net loss of each majority-owned subsidiary of the Company that is attributable to equity interests that are not owned by the Company is included. The Corporate Personnel Committee of the Board of Directors may, however, in the exercise of its discretion prior to the making of credits to the performance award accounts of Named Executive Officers with respect to a particular year, reduce or eliminate the amount of the "Annual Earnings Per Share" that would otherwise be credited to any performance award account of any Named Executive Officer for such year. The balance with respect to performance units in such performance award account is generally paid as soon as practicable on or after December 31 of the year in which the third anniversary of the grant of such performance units occurs.
(ii) There are no "threshold," "target," or "maximum" amounts payable with respect to long-term incentive plan awards made by the Company. The amounts set forth in column (e) of this table are representative amounts based on the adjusted "Annual Earnings Per Share" of the Company's common stock for 1994, as determined by the Committee. See footnote (i) immediately above with respect to the determination of "Annual Earnings
     Per Share," including adjustments thereto by the Committee.

  The following table sets forth the estimated annual benefits payable upon retirement at the age of 65 under the defined benefit plans of the Company to an employee hired prior to January 1, 1986, in the compensation and years of service classifications specified. Such benefits payable to an employee hired prior to January 1, 1986, are set forth below without parentheses, and such benefits payable to an employee hired on or after January 1, 1986, are set forth below within parentheses.

                               PENSION PLAN TABLE

                                      YEARS OF SERVICE
              ---------------------------------------------------------------------
REMUNERATION     15          20          25          30          35          40
- ------------  ---------  ----------  ----------  ----------  ----------  ----------
   125,000       37,500      50,000      62,500      68,750      75,000      81,250
                (30,469)    (40,625)    (50,781)    (60,938)    (71,094)    (81,250)
   150,000       45,000      60,000      75,000      82,500      90,000      97,500
                (36,563)    (48,750)    (60,938)    (73,125)    (85,313)    (97,500)
   175,000       52,500      70,000      87,500      96,250     105,000     113,750
                (42,656)    (56,875)    (71,094)    (85,313)    (99,531)   (113,750)
   200,000       60,000      80,000     100,000     110,000     120,000     130,000
                (48,750)    (65,000)    (81,250)    (97,500)   (113,750)   (130,000)
   225,000       67,500      90,000     112,500     123,750     135,000     146,250
                (54,844)    (73,125)    (91,406)   (109,688)   (127,969)   (146,250)
   250,000       75,000     100,000     125,000     137,500     150,000     162,500
                (60,938)    (81,250)   (101,563)   (121,875)   (142,188)   (162,500)
   300,000       90,000     120,000     150,000     165,000     180,000     195,000
                (73,125)    (97,500)   (121,875)   (146,250)   (170,625)   (195,000)
   400,000      120,000     160,000     200,000     220,000     240,000     260,000
                (97,500)   (130,000)   (162,500)   (195,000)   (227,500)   (260,000)
   450,000      135,000     180,000     225,000     247,500     270,000     292,500
               (109,688)   (146,250)   (182,813)   (219,375)   (255,938)   (292,500)
   500,000      150,000     200,000     250,000     275,000     300,000     325,000
               (121,875)   (162,500)   (203,125)   (243,750)   (284,375)   (325,000)
 1,000,000      300,000     400,000     500,000     550,000     600,000     650,000
               (243,750)   (325,000)   (406,250)   (487,500)   (568,750)   (650,000)
 2,000,000      600,000     800,000   1,000,000   1,100,000   1,200,000   1,300,000
               (487,500)   (650,000)   (812,500)   (975,000) (1,137,500) (1,300,000)
 3,000,000      900,000   1,200,000   1,500,000   1,650,000   1,800,000   1,950,000
               (731,250)   (975,000) (1,218,750) (1,462,500) (1,706,250) (1,950,000)
 4,000,000    1,200,000   1,600,000   2,000,000   2,200,000   2,400,000   2,600,000
               (975,000) (1,300,000) (1,625,000) (1,950,000) (2,275,000) (2,600,000)

  Under the defined benefit plans of the Company, each employee who retires on or after reaching the normal retirement age of sixty-five becomes entitled to a life annuity in an amount dependent on length of service and "average annual earnings," offset by a percentage of the employee's covered compensation multiplied by the number of the employee's years of service, as calculated in accordance with the Internal Revenue Code of 1986, as amended. "Average annual earnings" is defined as the average earnings in the three calendar years out of the last 10 calendar years of employment prior to the employee's retirement or normal retirement date, whichever occurs first, for which such employee received the highest earnings. Earnings for this purpose generally include annual base salary (see "Salary" in the Summary Compensation Table above) for the year in question plus 50% of bonuses (see "Bonus" in the Summary Compensation Table above) for such year to the extent not deferred by the employee. The compensation classifications set forth in the Pension Plan Table immediately above are "average annual earnings." The length of service of certain officers and employees includes for these purposes the number of years such person served with Freeport or McMoRan, respectively.

  The respective annual earnings for 1994 only (not "average annual earnings") covered by the defined benefit plans and arrangements of the Company, which are based on the amount of the salary for 1994 reported in the Summary Compensation Table above and 50% of the amount of the bonus for 1994 reported in the Summary Compensation Table above to the extent not deferred, for the Named Executive Officers were as follows, with their respective years of credited service under the defined benefit plans of the Company at December 31, 1994 being shown in parentheses: Mr. Moffett, $2,824,950 (14 years); Mr. Latiolais, $1,831,950 (30 years); Mr. Mealey, $1,338,250 (19 years); Mr. Adkerson, $1,238,250 (6 years);
Mr. Goodyear, $1,238,250 (6 years). Messrs. Moffett, Latiolais, and Mealey were hired prior to January 1, 1986, and Messrs. Adkerson and Goodyear were hired after January 1, 1986.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Messrs. Bruce, Cunningham, Harrison, Putnam, Wharton, and Woods (collectively, the "1994 Corporate Personnel Committee Members") served as the members of the Corporate Personnel Committee of the Board during 1994. None of the 1994 Corporate Personnel Committee Members was an officer or employee of the Company or any of its subsidiaries during 1994 or formerly an officer of the Company or any of its subsidiaries, and none of the 1994 Corporate Personnel Committee Members is affiliated with an entity that has or had in 1994 a business relationship with the Company and its subsidiaries required to be disclosed by the Company in this proxy statement. None of the executive officers of the Company served during 1994 as a director or as a member of the compensation committee of another entity (other than a subsidiary or a former subsidiary of the Company), one of whose executive officers served as a director or as a member of the Corporate Personnel Committee of the Company.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Corporate Personnel Committee is composed of six independent directors, none of whom are employees of the Company. The Committee met five times in 1994. Specific duties of the Committee include determining the compensation of the chief executive officer (the "Chief Executive Officer") and senior executive officers of the Company and administering the annual incentive plan, the long-term incentive plans, and the stock option plans of the Company.

  In addition, the Committee reviews the results of an annual comparison of Company performance and executive compensation relative to the group of oil, chemical and mining companies comprising the group of peer issuers (the "Peer Group") whose cumulative total shareholder return is compared in the performance graph included in the 1995 proxy statement of the Company. The review is conducted by an independent executive compensation consultant to help ensure that overall executive compensation levels track Company performance relative to the Peer Group. Provided below in the section entitled "Annual Cash Awards" is a listing of the financial performance factors covered in the annual comparison of Company performance and executive compensation, and a summary of the Committee's consideration of these factors in its determination of executive compensation.

  The Committee uses the policies described below as a framework for the compensation program in which the Company's senior executive officers participate.

Base Salaries

  Base salaries of the executive officers are established at appropriate levels after consideration of each executive's organizational responsibilities and the market salaries for similarly situated executive officers in other organizations. The Company increased base salaries for the executive officers in 1994 in recognition of significant changes in their responsibilities following the Company's 1993 organizational restructuring and changes in the market salaries for similarly situated executive officers. These adjustments included the first base salary increase for the Chief Executive Officer since 1990. The new salaries appropriately compensate the executive officers compared to their peers for their superior performance resulting in the Company's outperforming both the S&P 500 and the Peer Group with respect to cumulative total return over the last five years.

Annual Cash Awards

  The annual incentive plan of the Company is designed to provide incentives, in the form of annual cash awards, to senior executives whose performance can have a major impact on the profitability and future growth of the Company.

  In 1994, the Stockholders of the Company approved amendments to the annual incentive plan so as to qualify awards under the plan as performance-based compensation in compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and proposed regulations thereunder and to maximize the Company's ability to grant awards under the plan to "covered employees," as defined in Section 162(m) (i.e., the chief executive officer and the four other highest paid executive officers of the Company for the previous fiscal year), that will be deductible as compensation. Additionally, the stockholders amended the annual incentive plan to change the guideline for determining the maximum aggregate amount of awards made to all participants under the plan for any calendar year from 1.5% of "Managed Net Income" to 2.5% of "Net Cash Provided by Operating Activities." The amendments affirmatively limited the maximum annual aggregate amount of possible awards to "covered employees" made under the plan to such percentage of "Net Cash Provided by Operating Activities."

  The Committee recommended the change in the guideline for determining maximum aggregate annual incentive plan awards as discussed above based on the Committee's assessment of "Net Cash Provided by Operating Activities" to be a more appropriate measure of the Company's performance which will better link senior executives' annual incentives to the successful management of the Company's businesses, and to assure a sufficient annual incentive plan award pool to appropriately reward "covered employees" for their performance given the plan's limit on the maximum amount of awards possible to "covered employees" and considering that the Committee retains negative discretion in the determination of such awards.

  Under the terms of the annual incentive plan, no awards will be made for any year if the five-year average "Return on Investment" is less than 6%. During the five-year period ending in 1994, the average "Return on Investment" was 10.4%. When determining the aggregate total of awards granted under the annual incentive plan for 1994, the Committee considered as a limit the new guideline of 2.5% of "Net Cash Provided by Operating Activities" for such year.

  The performance incentive awards program of the Company is designed to provide incentives, in the form of annual cash awards, to certain middle managers and executives who do not participate in the annual incentive plan described above. In 1994, each participant in the performance incentive awards program was assigned a target, expressed as a percentage of base salary, which served as a guideline amount. The combination of base salaries and target incentive awards is generally designed to achieve total annual cash compensation substantially equal to 75th percentile Peer Group levels. Actual performance incentive awards have ranged from zero to a multiple of the target awards. As a result, the competitive position of total annual cash compensation for participants in the performance incentive awards program has varied substantially from year to year depending on performance.

  To determine the total amount available for incentive awards in 1994, the Committee considered certain Company financial performance factors and operational and strategic accomplishments achieved in 1994. These performance factors were not individually weighted.

  The financial performance factors included the percentage change in "Net Cash Provided by Operating Activities" over the prior year, the percentage change in total "Managed Net Income" over the prior year, return on managed equity, and "Return on Investment." Results of these performance factors for 1994 were compared to the Company's historical results during each of the last four fiscal years and to the estimated 1994 results and the actual results during such four-year period of the Peer Group.

  Operational and strategic accomplishments of the Company and its subsidiaries during 1994 considered by the Committee included: (i) the distribution of the stock of McMoRan Oil and Gas Co. to Company stockholders; (ii) progress toward the separation of the (a)copper and gold and (b) agricultural minerals businesses of the Company into two independent financial and operating entities; (iii) the execution of an agreement with Pennzoil Sulphur Company to acquire substantially all of its domestic sulphur assets and business; (iv) the achievement of profitable operations at the Mine at Main Pass Block 299, offshore Louisiana in the Gulf of Mexico, despite record low sulphur prices, by attaining record production levels of an average of 6,200 tons per day and by stringent cost reduction and enhanced engineering; (v) the successful completion of the first year of operation of the IMC-Agrico Company joint venture in excess of target annual cost savings; (vi) the execution of an agreement in principle with Ercros, S.A. to acquire from it Fertiberia, S.L., which operates a nitrogen and phosphate fertilizer business in Spain; (vii) the increase in average mill throughput at the Indonesian copper and gold mining and milling production facilities to 72,500 metric tons of ore per day for 1994 as efforts continued ahead of schedule for the expansion of mill throughput to 115,000 metric tons of ore per day; (viii) the expansion of the exploration effort in Indonesia, and the execution of a contract of work by the Government of Indonesia; (ix) the completion of a comprehensive copper price protection program for all sales through 1995 to limit risk; and (x) the establishment of non-recourse financing facilities for borrowing in the aggregate $290,000,000 and the execution of turnkey engineering and construction contracts for the expansion by nearly 200% of the smelter operations in Spain of Rio Tinto Minera, S.A., a subsidiary of the Company.

  After reviewing these performance factors, the Committee concluded that financial results of the Company for 1994 significantly exceeded the Company's 1993 results and exceeded Peer Group medians for all financial performance factors considered, and that operational and strategic accomplishments exceeded expectations. Based on its review, the Committee approved an incentive pool for the annual incentive plan of 1.9% of "Net Cash Provided by Operating Activities" which is less than the guideline amount provided for under the plan. 1994 performance awards for those executive officers participating in the performance incentive awards program generally approximated 150% of their target awards. Despite the Committee exercising its negative discretion in determining annual incentive plan awards, aggregate 1994 cash awards approved by the Committee are significantly greater than those for 1993 in recognition of the substantial improvement from 1993 for all of the Company's performance factors as assessed by the Committee.

  The aggregate total of awards granted under the annual incentive plan for 1994 was allocated among the "covered employees" as provided under the plan:
32% of the aggregate total was awarded to the Chief Executive Officer, 23% of the aggregate total was awarded to the Chief Operating Officer, and each of the remaining three "covered employees" received 15% of the aggregate total, respectively.

Stock Options and Long-Term Incentives

  Stock option and cash long-term incentives award guidelines are intended to provide a total potential value that is greater than the value of annual cash compensation to reinforce the importance of shareholder value creation. Executive officers participate in three long-term incentives: stock options, freestanding stock appreciation rights ("Freestanding SARs"), and performance units. Award guidelines for these incentives are expressed as a fixed number of options, rights, or units, as the case may be, that vary according to the position level of each participating executive officer. The guidelines were originally developed by the Committee and confirmed by a competitive review of compensation practices of the Peer Group conducted by an independent executive compensation consultant. The total value of long-term incentive awards is generally intended to produce total compensation based on future performance that exceeds 75th percentile levels of the Peer Group for the executive officers. Stock options and Freestanding SARs are emphasized over performance units.

  In 1994, the stockholders of the Company approved amendments to the 1992 long-term performance incentive plan of the Company, under which performance units are granted, to qualify awards under the Plan as performance-based compensation in compliance with Section 162(m) of the Code and proposed regulations thereunder and to maximize the Company's ability to grant awards under the Plan to "covered employees" that will be deductible as compensation. The amendments specifically limit the number of performance units to be covered by any performance award made by the Committee in any year to a "covered employee."

  The Committee encourages executive officers to accumulate significant equity ownership in the Company by granting stock options. Grants of Freestanding SARs are also made to provide senior executive officers the means to hold the shares of Company Common Stock acquired upon their stock option exercises and to add to their ownership position in the Company. Each Freestanding SAR represents the right to receive a cash payment equal to the excess of the fair market value of a share of Company Common Stock on the date of exercise of the Freestanding SAR over the exercise price of the Freestanding SAR. The exercise price of a stock option or a Freestanding SAR is equal to the fair market value of a share of Company Common Stock on the date of grant of such stock option or Freestanding SAR.

  The stock option and Freestanding SAR grants made in 1994 to senior executive officers were based on the award guidelines described above, and the Committee's desire to recognize promotions and increased responsibilities. The number of previously granted stock options was also taken into account by the Committee when administering the guidelines. To increase the incentive and retention value of stock option and Freestanding SAR grants, the Committee decided to make larger, less frequent grants of stock options and Freestanding SARs to senior executive officers in 1992 instead of smaller, annual grants. Accordingly, no grants of stock options and Freestanding SARs were made by the Committee in 1994 to the Chief Executive Officer and certain executive officers.

  The Committee supplements stock option grants to senior executive officers with annual grants of performance units. In 1994, performance units were granted to "covered employees" in the amounts specified in the plan: 100,000 performance units were granted to the Chief Executive Officer, 75,000 performance units were granted to the chief operating officer, and 40,000 performance units were granted to each of the remaining "covered employees," respectively.

  Performance units are designed to link a portion of executive compensation to cumulative earnings per share because the Company believes that sustained profit performance will help support increases in shareholder value. Each performance unit covered by a performance award is annually credited with an amount equal to the "Annual Earnings Per Share" (or "Net Loss Per Share") of Company Common Stock until the "Award Valuation Date" for such performance award, which is generally December 31 of the year in which the third anniversary of the grant of such performance award occurs. Such credits are generally paid as soon as practicable after such "Award Valuation Date."

                                               William H. Cunningham, Chairman

                                               Robert W. Bruce III

                                               William B. Harrison, Jr.

                                               George Putnam

                                               J. Taylor Wharton

                                               Ward W. Woods, Jr.

PERFORMANCE GRAPH

  The following graph compares the change in the cumulative total shareholder return on Company Shares with the cumulative total return of the Standard & Poor's 500 Stock Index and the cumulative total return of a group of peer issuers during 1990, 1991, 1992, 1993, and 1994.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                             FREEPORT-MCMORAN INC.,
                           S&P 500 INDEX & PEER GROUP

                             [GRAPH APPEARS HERE]

                        1989    1990    1991    1992    1993    1994
Freeport-McMoRan Inc.  $100.00 $116.89 $141.49 $134.24 $163.04 $162.47
S&P 500                $100.00 $ 96.89 $126.42 $136.05 $149.76 $151.74
Peer Group             $100.00 $ 89.23 $100.15 $109.43 $120.47 $127.47

ASSUMES $100 INVESTED ON                           FREEPORT-MCMORAN INC.
DECEMBER 31, 1989 IN FREEPORT-
McMoRan INC. COMMON STOCK, S&P
500 INDEX & PEER GROUP                             S&P 500

* TOTAL RETURN ASSUMES                             PEER GROUP
REINVESTMENT OF DIVIDENDS

  On June 30, 1992, the Company distributed to the holders of its Common Stock all the outstanding shares of common stock of FM Properties Inc. ("FMPO") at the rate of one share of FMPO common stock for every ten shares of Company Common Stock. The value of each such share of FMPO common stock on the date of such distribution was determined by the Company to be equal to $1.75, or $.175 for each Company Share. The performance graph above was prepared under the assumption that a special dividend of $.175 was paid on each Company Share and reinvested in Company Shares as of June 30, 1992.

  On May 20, 1994, the Company distributed to the holders of its Common Stock all the outstanding shares of common stock of MOXY at the rate of one share of MOXY common stock for every ten shares of Company Common Stock. The value of each such share of MOXY common stock on the date of such distribution was determined by the Company to be equal to $4.50, or $.45 for each Company Share. The performance graph above was prepared under the assumption that a special dividend of $.45 was paid on each Company Share and reinvested in Company Shares as of May 20, 1994.

  The Company distributed to the holders of its Common Stock outstanding on May 16, 1994, August 15, 1994, and November 15, 1994, respectively, FCX Shares at the rate of one FCX Share for every eighty shares of Company Common Stock outstanding on each such date. The value of each such distribution on one Company Share was determined by the Company to be equal to $.375. The performance graph above was prepared under the assumption that a special dividend of $.375 was paid on each Company Share and reinvested in Company Shares as of June 1, 1994, September 1, 1994, and December 1, 1994, which were the respective payment dates of each such distribution of FCX Shares.

  The members of the peer group referred to in the performance graph above are Air Products & Chemicals Inc., Aluminum Co. of America, Amerada Hess Corp., Amoco Corp., Ashland Oil Inc., Burlington Northern Inc., Cyprus Amax Minerals Company, Dexter Corp., Dow Chemical Company, FMC Corp., Hercules Inc., Louisiana Land & Exploration Co., Maxus Energy Corp., Murphy Oil Corp., Occidental Petroleum Corp., Olin Corp., Owens Corning Fiberglass Corp., Pennzoil Co., PPG Industries Inc., Union Pacific Corp., Unocal Corp., Upjohn Co., Valero Energy Corp., and The Williams Companies.

                            RATIFICATION OF AUDITORS

  The Board of Directors of the Company seeks ratification by the stockholders of the Board's appointment of Arthur Andersen LLP to act as the independent auditors of the financial statements of the Company and its subsidiaries for the year 1995. The Board has not determined what, if any, action would be taken should the appointment of Arthur Andersen LLP not be ratified. One or more representatives of the firm will be available at the Meeting to respond to appropriate questions, and those representatives will also have an opportunity to make a statement.

                         [RECYCLING LOGO APPEARS HERE]

                             FREEPORT-MCMORAN INC.
   PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF
                           STOCKHOLDERS, MAY 2, 1995

  The undersigned hereby appoints James R. Moffett, Rene L. Latiolais, and George A. Mealey as proxies, with full power of substitution, to vote the shares of the undersigned in Freeport-McMoRan Inc. at the Annual Meeting of Stockholders to be held on Tuesday, May 2, 1995, at 9:00 a.m., and at any adjournment thereof, on all matters coming before the meeting. THE PROXIES WILL
VOTE: (1) AS YOU SPECIFY ON THE BACK OF THIS CARD, (2) AS THE BOARD OF DIRECTORS RECOMMENDS WHERE YOU DO NOT SPECIFY YOUR VOTE ON A MATTER LISTED ON THE BACK OF THIS CARD, AND (3) AS THE PROXIES DECIDE ON ANY OTHER MATTER.

                                DATED ___________________________________, 1995

                                _______________________________________________

                                _______________________________________________
                                                  (SIGNATURE)

                                IF YOU WISH TO VOTE ON ALL MATTERS AS THE
                                BOARD OF DIRECTORS RECOMMENDS, PLEASE SIGN,
                                DATE AND RETURN THIS CARD. IF YOU WISH TO VOTE ON ITEMS INDIVIDUALLY, PLEASE ALSO MARK THE APPROPRIATE BOXES ON THE BACK OF THIS CARD.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE

                          (CONTINUED FROM OTHER SIDE)

The Board of Directors recommends a vote FOR:

1. Election of the nominees for directors.       Nominees for directors of
                                                 Freeport-McMoRan Inc.
 [_] FOR[_] WITHHELD                             Gabrielle K. McDonald
 [_] FOR, EXCEPT WITHHELD FROM:                  James R. Moffett
                                                 George Putnam
                                                 B.M. Rankin, Jr.

 ------------------------------------
2. Ratification of appointment of Arthur Andersen LLP as independent auditors.
 [_] FOR[_] AGAINST[_] ABSTAIN
- --------------------------------------------------------------------------------
You may specify your votes by marking the appropriate boxes on this side. You need not mark any boxes, however, if you wish to vote all items in accordance with the Board of Directors' recommendation. IF YOUR VOTES ARE NOT SPECIFIED,
THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS AND FOR PROPOSAL 2.

                       PLEASE SIGN AND DATE ON OTHER SIDE